CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 18, 2011, relating to the financial statements and financial highlights that appears in the May 31, 2011 Annual Report to Shareholders of Invesco Global Advantage Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
September 21, 2011